Exhibit 5.1
[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]

DENVER	December 1, 2005

M.D.C. Holdings, Inc.
4350 S. Monaco Street
BOULDER	Suite 500
Denver, CO 80237

Re: M.D.C. Holdings, Inc. Form S-3 Registration Statement
COLORADO SPRINGS
Ladies and Gentlemen:

LONDON LOS ANGELES MUNICH SALT LAKE CITY SAN FRANCISCO	We have acted as counsel to M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”) on December 1, 2005. Pursuant to Rule 462(e) under the Act, the Registration Statement will become effective automatically upon filing with the SEC. The Registration Statement covers the offering and issuance from time to time by the Company of up to $1,000,000,000 aggregate offering price of the following: (i) one or more series of its debt securities which may take the form of Senior Notes, Senior Subordinated Notes or Junior Subordinated Notes (collectively, the “Debt Securities”), which may be guaranteed (the “Guarantees”) by some or all of the co-registrants named in the Registration Statement (each co-registrant that guarantees Debt Securities, a “Guarantor” and collectively the “Guarantors”); (ii) shares of its Preferred Stock, par value $.01 per share (the “Preferred Stock”); or (iii) shares of its Common Stock, par value $.01 per share (the “Common Stock”).

     All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with the Company’s preparation and filing of the Registration Statement, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to matters of fact not directly
1700 Lincoln Street, Suite 4100 Denver, Colorado 80203-4541 tel 303.861.7000 fax 303.866.0200

M.D.C. Holdings, Inc.
December 1, 2005

within our actual knowledge, we have relied upon certificates, telegrams and other documents from public officials in certain jurisdictions.

In connection with this opinion, we have examined the following documents:

i. The Certificate of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company (the “Certificate”);

ii. The Bylaws of the Company, as amended to date, certified as of a recent date by an officer of the Company (the “Bylaws”);

iii. The Form of Senior Indenture (and form of Senior Notes to be issued thereunder) incorporated by reference as an exhibit to the Registration Statement;

iv. The Form of Senior Subordinated Indenture (and form of Senior Subordinated Notes to be issued thereunder) incorporated by reference as an exhibit to the Registration Statement;

v. The Form of Junior Subordinated Indenture (and form of Junior Subordinated Notes to be issued thereunder) incorporated by reference as an exhibit to the Registration Statement;

vi. The form of Guarantee to be entered into by the Guarantors, in the form attached hereto as Exhibit A;

vii. The Indenture dated as of December 3, 2002, by and among M.D.C. Holdings, Inc. and U.S. Bank National Association, incorporated by reference as an exhibit to the Registration Statement;

viii. The Subordinated Indenture dated as of October 6, 2004, by and among M.D.C. Holdings, Inc. and U.S. Bank National Association, incorporated by reference as an exhibit to the Registration Statement;

M.D.C. Holdings, Inc.
December 1, 2005

ix. The Supplemental Indenture dated as of October 6, 2004, by and among M.D.C. Holdings, Inc., the Guarantors party thereto and U.S. Bank National Association, as amended by Amendment No. 1 dated as of July 20, 2005, incorporated by reference as an exhibit to the Registration Statement;

x. Resolutions adopted by the Board of Directors or a duly authorized committee thereof (the “Board”) of the Company relating to the Registration Statement, certified as of a recent date by an officer of the Company (the “Resolutions”);

xi. The Certificate or Articles of Incorporation, Certificate or Articles of Organization, Bylaws, Operating Agreements and Partnership Agreements, as applicable, of the Guarantors, as set forth on Exhibit B hereto, certified as of a recent date by an officer of the Guarantors (or, in two instances, the general partner of the Guarantor) (the “Guarantor Documents”);

xii. Such other records of the corporate proceedings of the Company and Guarantors that we considered necessary or appropriate for the purpose of rendering this opinion;

xiii. Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion; and

xiv. Such other documents that we considered necessary or appropriate for the purpose of rendering this opinion.

On the basis of the foregoing examination, our reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Indentures (as defined below) and the Debt Securities, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):

M.D.C. Holdings, Inc.
December 1, 2005

1. Each series of the Debt Securities in substantially the form contained in (as appropriate) the Form of Senior Indenture, the Form of Senior Subordinated Indenture or the Form of Junior Subordinated Indenture, respectively (each an “Indenture”) will be duly authorized and valid and binding obligations of the Company and, if guaranteed by the Guarantors, the Guarantees will be valid and binding obligations of the Guarantors, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, if and when: (i) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (ii) the Board of the Company shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture and, if the Debt Securities are guaranteed by the Guarantors, the boards of directors or other governing bodies of each of the Guarantors (the “Guarantor Boards”) shall have duly adopted final resolutions authorizing the Guarantee to be entered into in connection with such series of Debt Securities; (iii) such series of Debt Securities shall have been duly created by an Authorizing Resolution (as defined in the applicable Indenture) or a duly executed and delivered supplemental indenture, pursuant to the applicable Indenture; (iv) the Indenture relating to such series of Debt Securities shall have been qualified under the Trust Indenture Act of 1939 and shall have been duly executed and delivered pursuant to the terms of such Indenture and, if the Debt Securities are guaranteed by the Guarantors, the Guarantee shall have been duly executed and delivered by each of the Guarantors; and (v) such Debt Securities shall have been duly executed, authenticated and issued as provided in the applicable Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

2. The Preferred Stock shall be validly issued, fully paid and nonassessable if and when (i) a prospectus supplement with respect to the Preferred Stock shall have been filed with the SEC in compliance with the Act

M.D.C. Holdings, Inc.
December 1, 2005

and the rules and regulations thereunder; (ii) the Board of the Company shall have duly adopted final resolutions authorizing the issuance and sale of the Preferred Stock as contemplated by the Registration Statement; (iii) the Preferred Stock shall have been issued as provided in such resolutions of the Board; and (iv) certificates representing the Preferred Stock shall have been duly executed and delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the any applicable purchase or underwriting agreement, if any.

3. The Common Stock will be validly issued, fully paid and nonassessable if and when (i) a prospectus supplement with respect to the Common Stock shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (ii) the Board of the Company shall have duly adopted final resolutions authorizing the issuance and sale of the Common Stock as contemplated by the Registration Statement; (iii) the Common Stock shall have been issued as provided in such resolutions of the Board; and (iv) certificates representing the Common Stock shall have been duly executed and delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the any applicable purchase or underwriting agreement, if any.

For purposes of this letter, we have assumed that, at the time of issuance, sale and delivery of each series of Debt Securities, the Preferred Stock and the Common Stock, as the case may be: (a) no stop order shall have been issued by the SEC relating to the Registration Statement; (b) the authorization thereof by the Board of the Company and, if the Debt Securities are guaranteed by the Guarantors, the authorization of the Guarantees by the Guarantor Boards shall not have been modified or rescinded; (c) no change in law affecting the validity, legally binding character or enforceability of the authorization by the Board of the Company and, if the Debt Securities are guaranteed by the Guarantors, the Guarantor Boards shall have occurred; (d) in the case of each series of the Debt Securities, the form of the applicable Indenture (including, without limitation, the form of the Debt Securities to be

M.D.C. Holdings, Inc.
December 1, 2005

issued thereunder) and, if the Debt Securities are guaranteed by the Guarantors, the form of the applicable Guarantee shall not have been modified; (e) in the case of each series of Debt Securities, the Debt Securities have been issued in accordance with the applicable Indenture which constitutes the legal, valid and binding obligation of the parties thereto (other than the Company); (f) upon the issuance of the Debt Securities, the amount of Debt Securities outstanding does not exceed the amount authorized by the Board and, if the Debt Securities are guaranteed by the Guarantors, the amount of Debt Securities guaranteed by the Guarantors does not exceed the amount authorized to be guaranteed by the Guarantor Boards; (g) upon issuance of the Preferred Stock, the total number of shares of Preferred Stock issued and outstanding will not exceed the number of shares of Preferred Stock that the Company is then authorized to issue; (h) upon issuance of the Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock that the Company is then authorized to issue; (i) the Certificate of the Company and the Guarantor Documents shall not have been modified or amended in any respect that would affect this opinion and will be in full force and effect; (j) the authorizations by the Board of the Company will be made in accordance with the Certificate, the Bylaws, the Resolutions and the DGCL; and (k) the authorizations by each respective Guarantor Board will be made in accordance with the applicable Guarantor Documents and the applicable law of the jurisdiction of its respective incorporation or organization.

The opinions expressed herein are limited to the laws of the State of New York (as such opinions relate to the Guarantee and the Debt Securities only), and the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) (the “DGCL”) and the Federal laws of the United States of America.

This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

M.D.C. Holdings, Inc.
December 1, 2005

The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Sincerely,

HOLME ROBERTS & OWEN LLP

By: /s/ Garth B. Jensen
Garth B. Jensen
Partner

Exhibit A
Form of Guarantee
     The undersigned (the “Guarantors”) have fully and unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Senior Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Senior Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders of Senior Notes or the Trustee all in accordance with the terms set forth in Article Six of the Supplemental Indenture and (ii) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, employee or incorporator. Each holder of a Senior Note by accepting a Senior Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.
     Each holder of a Senior Note by accepting a Senior Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Supplemental Indenture.
     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Supplemental Indenture by the manual signature of one of its authorized officers.

[GUARANTORS]
By:
Name:
Title:

A-1

Exhibit B
Guarantor Documents
M.D.C. Land Corporation
     Articles of Incorporation of M.D.C. Land Corporation
     By-Laws of M.D.C. Land Corporation
RAH of Florida, Inc.
     Articles of Incorporation of Richmond American Homes of RAH Florida, Inc.
     By-Laws of Richmond American Homes of Florida, Inc.
RAH of Texas, LP
     Certificate of Limited Partnership for RAH of Texas, LP (A Colorado Limited Partnership)
     Agreement of Limited Partnership of RAH of Texas, LP
RAH Texas Holdings, LLC
     Articles of Organization of RAH Texas Holdings, LLC
     Operating Agreement of RAH Texas Holdings, LLC
Richmond American Construction, Inc.
     Certificate of Incorporation of Richmond American Construction, Inc
     By-Laws of Richmond American Construction, Inc.
Richmond American Homes of Arizona, Inc.
     Certificate of Incorporation of Richmond American Homes of Arizona, Inc.
     By-Laws of Richmond American Homes of Arizona, Inc.
Richmond American Homes of California, Inc.
     Articles of Incorporation of Richmond American Homes of California, Inc.

     By-Laws of Richmond American Homes of California, Inc.
Richmond American Homes of Colorado, Inc.
     Certificate of Incorporation of Richmond American Homes of Colorado, Inc.
     By-Laws of Richmond American Homes of Colorado, Inc.
Richmond American Homes of Delaware, Inc.
     Articles of Incorporation of Richmond American Homes of Delaware, Inc.
     Bylaws of Richmond American Homes of Delaware, Inc.
Richmond American Homes of Florida, LP
     Certificate of Limited Partnership of Richmond American Homes of Florida, LP
     Agreement of Limited Partnership of Richmond American Homes of Florida, LP
Richmond American Homes of Illinois, Inc.
     Articles of Incorporation of Richmond American Homes of Illinois, Inc.
     Bylaws of Richmond American Homes of Illinois, Inc.
Richmond American Homes of Maryland, Inc.
     Certificate of Incorporation of Richmond American Homes of Maryland, Inc.
     By-Laws of Richmond American Homes of Maryland, Inc.
Richmond American Homes of Nevada, Inc.
     Articles of Incorporation of Richmond American Homes of Nevada, Inc.
     By-Laws of Richmond American Homes of Nevada, Inc.
Richmond American Homes of New Jersey, Inc.
     Articles of Incorporation of Richmond American Homes of New Jersey, Inc.
     Bylaws of Richmond American Homes of New Jersey, Inc.

Richmond American Homes of Pennsylvania, Inc.
     Articles of Incorporation of Richmond American Homes of Pennsylvania, Inc.
     Bylaws of Richmond American Homes of Pennsylvania, Inc.
Richmond American Homes of Texas, Inc.
     Articles of Incorporation of Richmond American Homes of Texas, Inc.
     By-Laws of Richmond American Homes of Texas, Inc.
Richmond American Homes of Utah, Inc.
     Articles of Incorporation of Richmond American Homes of Utah, Inc.
     By-Laws of Richmond American Homes of Utah, Inc.
Richmond American Homes of Virginia, Inc.
     Articles of Incorporation of Richmond American Homes of Virginia, Inc.
     By-Laws of Richmond American Homes of Virginia, Inc.
Richmond American Homes of West Virginia, Inc.
     Articles of Incorporation of Richmond Homes of West Virginia, Inc.
     By-Laws of Richmond American Homes of West Virginia, Inc.
Richmond American Homes Two, Inc.
     Articles of Incorporation of Richmond American Homes Two, Inc.
     By-Laws of Richmond American Homes Two, Inc.
Richmond American Homes Three, Inc
     Articles of Incorporation of Richmond American Homes Three, Inc.
     By-Laws of Richmond American Homes Three, Inc.
Richmond American Homes Four, Inc.
     Articles of Incorporation of Richmond American Homes Four, Inc.
     By-Laws of Richmond American Homes Four, Inc.

Richmond American Homes Five, Inc.
     Articles of Incorporation of Richmond American Homes Five, Inc.
     By-Laws of Richmond American Homes Five, Inc.
Richmond American Homes Six, Inc.
     Articles of Incorporation of Richmond American Homes Six, Inc.
     By-Laws of Richmond American Homes Six, Inc.
Richmond American Homes Seven, Inc.
     Articles of Incorporation of Richmond American Homes Seven, Inc.
     By-Laws of Richmond American Homes Seven, Inc.

B-4